Exhibit 10.1
THIS LEASE AMENDMENT, is made between Mulvaney Properties LLC, a Connecticut Limited Liability Company, with a mailing address of : Mulvaney Properties LLC, C/O George Mulvaney, 4 Christopher Columbus Avenue, Danbury, Connecticut 06810, (hereinafter referred to as “Landlord”), and Biodel, Inc., a Delaware corporation, qualified to do business in the State of Connecticut, with a mailing address of: 6 Christopher Columbus Avenue, Danbury, CT 06810, (hereinafter referred to as “Tenant”).
W I T N E S S E T H:
WHEREAS, Landlord and Tenant entered into a Lease dated July 23, 2007 of the premises situated at 100 Saw Mill Road, Danbury, Connecticut and more particularly described on Exhibit “A” attached thereto (the “Lease”), and
WHEREAS, Landlord and Tenant desire to amend the Lease so that the term and the renewal option shall be for the period of seven (7) years instead of five (5) years,
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:
1. The Lease is hereby amended effective as the date hereof so paragraph 2. thereof shall read in its entirety as follows:
TERM: The term of this Agreement shall be for the period of seven (7) years, from August 1, 2007 (the “commencement date”), until midnight on July 31, 2014 (the “termination date”).
2. The Lease is hereby further amended effective as the date hereof so paragraph 39. thereof shall read in its entirety as follows:
OPTION TO RENEW: Provided (i) that at the time of option to extend or renew hereunder, Tenant shall not be in default under the terms, covenants and provisions of this lease beyond the applicable grace period; (ii) that Tenant shall notify Landlord in writing not later than 180 days prior to the expiration of the lease or the expiration of the first renewal term that Tenant desires an extension of this lease; (iii) that such extension shall be upon the same terms, covenants and provisions as are contained in the lease as then extended, except for the option set forth herein, and except as modified by the provisions of this paragraph, Landlord hereby grants the Tenant the privilege of extending the term of this lease for one (1) seven (7) year term. It is understood and agreed that the provisions (i) and (ii) above are conditions precedent to the extension of this lease and in the event that Tenant fails to comply with them at the time Tenant exercises this extension, this privilege shall have no force or effect.
3. Except as so amended, the Lease is ratified and confirmed in all respects.

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease Amendment this 1st day of October, 2007.

IN THE PRESENCE OF:

/s/ Erik Steiner	BY:	/s/ George Mulvaney
Witness		Signature of Landlord

George Mulvaney, Managing Member
Witness		MULVANEY PROPERTIES, LLC

/s/ R. Timmis Ware	BY:	/s/ Solomon S. Steiner
Witness		Signature of Tenant

Witness		Solomon S. Steiner, Ph.D.
Chief Executive Officer & Chairman
Biodel, Inc.